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                                                                    EXHIBIT 3.1

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                       RESTATED ARTICLES OF INCORPORATION

Pursuant to ss.33-10-107 of the 1976 South Carolina Code, as amended, the Corporation hereby submits the following information:

                                  ARTICLE ONE
                                      NAME

         The name of the Corporation is Liberty Bancshares, Inc.


1. If the name of the Corporation has ever been changed, all of its former names:

         a)
           ---------------------------------------------------------------------
                  (Name specified in Original Articles of Incorporation)

         b)
           ---------------------------------------------------------------------

         c)
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2.       The original articles of incorporation were filed on March 27, 2002.

                                  ARTICLE TWO
                          ADDRESS AND REGISTERED AGENT

         The street address of the initial registered office of the Corporation is 151 Meeting Street, Suite 600, Charleston, South Carolina 29401. The name of the Corporation's initial registered agent at such address is John B. Hagerty.


                                 ARTICLE THREE
                                 CAPITALIZATION

         The Corporation shall have the authority, exercisable by its board of directors, to issue up to 10,000,000 shares of voting common stock, par value $0.01 per share, and to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. The board of directors shall have the authority to specify the preferences, limitations and relative rights of each class of preferred stock.

                                  ARTICLE FOUR
                               PREEMPTIVE RIGHTS

         The shareholders shall not have any preemptive rights to acquire additional stock in the Corporation.



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                                  ARTICLE FIVE
                          NO CUMULATIVE VOTING RIGHTS

         The Corporation elects not to have cumulative voting, and no shares issued by this Corporation may be cumulatively voted for directors of the Corporation (or for any other decision).

                                  ARTICLE SIX
                        LIMITATION ON DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

                  (i) any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law;

                  (iii) liability imposed under Section 33-8-330 (or any successor provision or redesignation thereof) of the Act; and

                  (iv) any transaction from which the director derived an improper personal benefit.

         If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders.

         Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

                                 ARTICLE SEVEN
                           CONTROL SHARE ACQUISITIONS

         The provisions of Title 35, Chapter 2, Article 1 of the Code of Laws of South Carolina shall not apply to control share acquisitions of shares of the Corporation.


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                                 ARTICLE EIGHT
                         CLASSIFIED BOARD OF DIRECTORS

         At any time that the Board has six or more members the terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total. The terms of directors in the first class expire at the first annual shareholders' meeting after their election, the terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directors is increased and any newly created directorships are filled by the board, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his term, as staggered, and thereafter until his successor shall have been elected and qualified.

                                  ARTICLE NINE
                     CONSIDERATION OF OTHER CONSTITUENCIES

         In discharging the duties of their respective positions and in determining what is in the best interests of the Corporation, the board of directors, committees of the board of directors, and individual directors, in addition to considering the effects of any actions on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers, creditors, and other constituencies of the Corporation and its subsidiaries, the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the board of directors and shall not be deemed to provide to any other constituency any right to be considered.


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                     CERTIFICATE ACCOMPANYING THE RESTATED
                           ARTICLES OF INCORPORATION

Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:

A.       [ ]      The attached restated articles of incorporation do not
                  contain any amendments to the corporation's articles of incorporation and have been duly approved by the corporation's board of directors as authorized by ss.33-10-107(a).

B.       [X]      The attached restated articles of incorporation contain one or more amendments to the corporation's articles of incorporation. Pursuant to Section 33-10-107(d)(2), the following information concerning the amendment(s) is hereby submitted:

1. On May 1, 2002 the Corporation adopted the following amendment(s) to its articles of incorporation: (Type or Attach the Complete Text of Each Amendment)

                  RESOLVED, that Article One of the originally filed Articles of Incorporation is hereby amended by deleting it in its entirety and replacing it with the following:

                  The name of the Corporation be, and it hereby is, changed from "Liberty Bancshares, Inc." to "Tidelands Bancshares, Inc."

2.       Complete either a or b, whichever is applicable.

         a.       [ ]      Amendment(s) adopted by shareholder action.

         At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and vote of such shares was:

                           Number of               Number of            Number of Votes           Number of Undisputed
   Voting                 Outstanding           Votes Entitled          Represented at                 Shares Voted
   Group                     Shares                to be Cast             the meeting             For               Against
   ------                 -----------           ---------------         ---------------      ------------           -------
Common Stock                  -0-                     -0-                     -0-                 -0-                  -0-

*NOTE: Pursuant to Section 33-10-106(6)(1), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

         b.       [X]      The Amendment(s) was duly adopted by unanimous
                           action or board of directors with shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code and shareholder action was not required.


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Date: May 15, 2002       Tidelands Bancshares, Inc.
                         -------------------------------------------------------
                         (Name of Corporation)


                           /s/ Jerry A. Vereen
                         -------------------------------------------------------
                         (Signature)



                         Jerry A. Vereen / President and Chief Executive Officer
                         -------------------------------------------------------
                         (Type or Print Name and Office)


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